Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth Quarter 2021 Highlights
◾
Net sales increase 21.7% to record $844.3 million on 19.0% higher organic sales

◾
Operating income margin of 14.3%; Adjusted operating income margin of 14.5%

◾
EPS increases 15.7% to $1.25; Adjusted EPS increases 29.8% to record $1.61

Full Year 2021 Highlights

◾
Record Net sales of $3.2 billion with 19.3% higher organic sales

◾
Operating income margin of 14.3%; Adjusted operating income margin of 14.8%

◾
EPS increases 34.5% to $4.60; Adjusted EPS increases 49.9% to record $6.22

◾
ROIC increases 620 basis points to 23.9%

◾
$286 million returned to shareholders through dividends and share repurchases

CLEVELAND, Thursday, February 10, 2022 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2021 net income of $74.4 million, or diluted earnings per share (EPS) of $1.25, which includes special item after-tax charges of $21.8 million, or $0.36 EPS. Special item charges primarily relate to the termination of a pension plan. This compares with prior year period net income of $65.1 million, or $1.08 EPS, which included special item after-tax charges of $9.9 million, or $0.16 EPS. Excluding these items, fourth quarter 2021 Adjusted net income was $96.2 million, or $1.61 Adjusted EPS. This compares with Adjusted net income of $75.0 million, or $1.24 Adjusted EPS, in the prior year period.

Fourth quarter 2021 sales increased 21.7% to $844.3 million from a 19.0% increase in organic sales and a 4.7% benefit from acquisitions, partially offset by 2.0% unfavorable foreign exchange. Operating income for the fourth quarter 2021 was $120.3 million, or 14.3% of sales, including special item charges of $1.8 million. This compares with operating income of $83.4 million, or 12.0% of sales, in the prior year period. Excluding special items, Adjusted operating income was $122.2 million, or 14.5% of sales, as compared with $92.9 million, or 13.4% of sales, in the prior year period.

“We finished the year with record sales and adjusted EPS while navigating a challenging operating environment,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our team did an outstanding job during another rigorous year putting our customers first while advancing our strategic initiatives, innovation, and operational excellence.” Mapes continued, “Looking ahead, we are well-positioned to capitalize on growth opportunities as conditions improve and capital investments accelerate, and are raising our 2025 Higher Standard strategy growth and profitability goals to reflect the superior value we will generate through this cycle.”

Twelve Months 2021 Summary

Net income for the twelve months ended December 31, 2021 was $276.5 million, or $4.60 EPS. This compares with $206.1 million, or $3.42 EPS, in 2020. Reported EPS includes special item after-tax charges of $96.9 million or $1.62 EPS, as compared with special item after-tax net charges of $43.8 million, or $0.73 EPS in 2020. Excluding these items, full year 2021 Adjusted net income for the year ended December 31, 2021 increased 49.4% to $373.3 million, or $6.22 Adjusted EPS, compared with $249.9 million, or $4.15 Adjusted EPS, in 2020.

Sales increased 21.8% to $3.2 billion in the twelve months ended December 31, 2021 from a 19.3% increase in organic sales, a 1.9% benefit from acquisitions and 0.6% favorable foreign exchange. Operating income for full year 2021 was $461.7 million, or 14.3% of sales, as compared with $282.1 million, or 10.6% of sales, in 2020. Excluding special items, Adjusted operating income was $479.2 million, or 14.8% of sales, as compared with $328.3 million, or 12.4% of sales, in 2020.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Webcast Information

A conference call to discuss fourth quarter 2021 financial results will be webcast live today, February 10, 2022, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 2165948. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2021 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading material science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 56 manufacturing locations in 19 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$844,251	100.0%	$693,794	100.0%	$150,457	21.7%
Cost of goods sold	571,594	67.7%	464,540	67.0%	(107,054)	(23.0)%
Gross profit	272,657	32.3%	229,254	33.0%	43,403	18.9%
Selling, general & administrative expenses	150,758	17.9%	136,362	19.7%	(14,396)	(10.6)%
Rationalization and asset impairment charges	1,550	0.2%	9,452	1.4%	7,902	83.6%
Operating income	120,349	14.3%	83,440	12.0%	36,909	44.2%
Interest expense, net	5,478	0.6%	5,082	0.7%	(396)	(7.8)%
Other income (expense)	(43,302)	(5.1)%	2,774	0.4%	(46,076)	(1,661.0)%
Income before income taxes	71,569	8.5%	81,132	11.7%	(9,563)	(11.8)%
Income taxes	(2,841)	(0.3)%	16,062	2.3%	18,903	117.7%
Effective tax rate	(4.0)%		19.8%		23.8%
Net income including non-controlling interests	74,410	8.8%	65,070	9.4%	9,340	14.4%
Non-controlling interests in subsidiaries’ income (loss)	(17)	—	(8)	—	(9)	(112.5)%
Net income	$74,427	8.8%	$65,078	9.4%	$9,349	14.4%

Basic earnings per share	$1.26		$1.09		$0.17	15.6%
Diluted earnings per share	$1.25		$1.08		$0.17	15.7%
Weighted average shares (basic)	58,842		59,567
Weighted average shares (diluted)	59,637		60,301

					Fav (Unfav) to
	Twelve Months Ended December 31,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$3,234,180	100.0%	$2,655,400	100.0%	$578,780	21.8%
Cost of goods sold	2,165,575	67.0%	1,784,059	67.2%	(381,516)	(21.4)%
Gross profit	1,068,605	33.0%	871,341	32.8%	197,264	22.6%
Selling, general & administrative expenses	597,109	18.5%	543,802	20.5%	(53,307)	(9.8)%
Rationalization and asset impairment charges	9,827	0.3%	45,468	1.7%	35,641	78.4%
Operating income	461,669	14.3%	282,071	10.6%	179,598	63.7%
Interest expense, net	22,214	0.7%	21,973	0.8%	(241)	(1.1)%
Other income (expense)	(114,457)	(3.5)%	3,942	0.1%	(118,399)	(3,003.5)%
Income before income taxes	324,998	10.0%	264,040	9.9%	60,958	23.1%
Income taxes	48,418	1.5%	57,896	2.2%	9,478	16.4%
Effective tax rate	14.9%		21.9%		7.0%
Net income including non-controlling interests	276,580	8.6%	206,144	7.8%	70,436	34.2%
Non-controlling interests in subsidiaries’ income (loss)	114	—	29	—	85	293.1%
Net income	$276,466	8.5%	$206,115	7.8%	$70,351	34.1%

Basic earnings per share	$4.66		$3.46		$1.20	34.7%
Diluted earnings per share	$4.60		$3.42		$1.18	34.5%
Weighted average shares (basic)	59,309		59,633
Weighted average shares (diluted)	60,062		60,248

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2021	December 31, 2020
Cash and cash equivalents	$192,958	$257,279
Accounts receivable, net	429,074	373,487
Inventories	539,919	381,258
Total current assets	1,289,593	1,112,343
Property, plant and equipment, net	511,744	522,092
Total assets	2,592,307	2,314,453
Trade accounts payable	330,230	256,530
Total current liabilities	755,905	549,449
Short-term debt (1)	52,730	2,734
Long-term debt, less current portion	717,089	715,456
Total equity	863,909	790,250

Operating Working Capital	December 31, 2021	December 31, 2020
Average operating working capital to Net sales (2)	16.3%	17.4%

Invested Capital	December 31, 2021	December 31, 2020
Short-term debt (1)	$52,730	$2,734
Long-term debt, less current portion	717,089	715,456
Total debt	769,819	718,190
Total equity	863,909	790,250
Invested capital	$1,633,728	$1,508,440

Total debt / invested capital	47.1%	47.6%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating income as reported	$120,349	$83,440	$461,669	$282,071
Special items (pre-tax):
Rationalization and asset impairment charges (2)	1,550	9,452	9,827	45,468
Acquisition transaction costs (3)	—	—	1,923	—
Amortization of step up in value of acquired inventories (4)	273	—	5,804	806
Adjusted operating income (1)	$122,172	$92,892	$479,223	$328,345
As a percent of total sales	14.5%	13.4%	14.8%	12.4%

Net income as reported	$74,427	$65,078	$276,466	$206,115
Special items:
Rationalization and asset impairment charges (2)	1,550	9,452	9,827	45,468
Acquisition transaction costs (3)	—	—	1,923	—
Pension settlement charges (5)	46,404	1,597	126,502	8,119
Amortization of step up in value of acquired inventories (4)	273	—	5,804	806
Tax effect of Special items (6)	(26,451)	(1,131)	(47,188)	(10,594)
Adjusted net income (1)	96,203	74,996	373,334	249,914
Non-controlling interests in subsidiaries’ income (loss)	(17)	(8)	114	29
Interest expense, net	5,478	5,082	22,214	21,973
Income taxes as reported	(2,841)	16,062	48,418	57,896
Tax effect of Special items (6)	26,451	1,131	47,188	10,594
Adjusted EBIT (1)	$125,274	$97,263	$491,268	$340,406

Effective tax rate as reported	(4.0)%	19.8%	14.9%	21.9%
Net special item tax impact	23.7%	(1.1)%	5.5%	(0.4)%
Adjusted effective tax rate (1)	19.7%	18.7%	20.4%	21.5%

Diluted earnings per share as reported	$1.25	$1.08	$4.60	$3.42
Special items per share	0.36	0.16	1.62	0.73
Adjusted diluted earnings per share (1)	$1.61	$1.24	$6.22	$4.15

Weighted average shares (diluted)	59,637	60,301	60,062	60,248

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, gains or losses on the disposal of assets and asset impairments of long-lived assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Settlement charges related to lump sum pension payments and annuity purchase associated with the termination of a pension plan and are included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2021	2020
Net income as reported	$276,466	$206,115
Rationalization and asset impairment charges	9,827	45,468
Acquisition transaction costs	1,923	—
Pension settlement charges	126,502	8,119
Amortization of step up in value of acquired inventories	5,804	806
Tax effect of Special items (2)	(47,188)	(10,594)
Adjusted net income (1)	$373,334	$249,914
Plus: Interest expense, net of tax of $5,987 and $6,026 in 2021 and 2020, respectively	17,794	17,933
Less: Interest income, net of tax of $395 and $500 in 2021 and 2020, respectively	1,172	1,486
Adjusted net income before tax-effected interest	$389,956	$266,361

Invested Capital	December 31, 2021	December 31, 2020
Short-term debt	$52,730	$2,734
Long-term debt, less current portion	717,089	715,456
Total debt	769,819	718,190
Total equity	863,909	790,250
Invested capital	$1,633,728	$1,508,440

Return on invested capital (1)	23.9%	17.7%

(1)	Adjusted net income and Return on invested capital are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$74,427	$65,078
Non-controlling interests in subsidiaries’ income (loss)	(17)	(8)
Net income including non-controlling interests	74,410	65,070
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	108	(92)
Depreciation and amortization	20,588	19,926
Equity earnings in affiliates, net	(100)	(85)
Pension settlement charges	46,404	1,597
Other non-cash items, net	(10,777)	3,617
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	5,368	10,433
(Increase) decrease in inventories	(25,491)	26,181
Increase in trade accounts payable	27,413	24,414
Net change in other current assets and liabilities	(34,580)	(9,621)
Net change in other long-term assets and liabilities	6,595	(5,639)
NET CASH PROVIDED BY OPERATING ACTIVITIES	109,938	135,801

INVESTING ACTIVITIES:
Capital expenditures	(16,091)	(22,085)
Acquisition of businesses, net of cash acquired	2,499	—
Proceeds from sale of property, plant and equipment	2,934	710
Other investing activities	—	2,321
NET CASH USED BY INVESTING ACTIVITIES	(10,658)	(19,054)

FINANCING ACTIVITIES:
Net change in borrowings	13,673	1,375
Proceeds from exercise of stock options	11,311	9,231
Purchase of shares for treasury	(60,678)	(257)
Cash dividends paid to shareholders	(30,134)	(29,173)
NET CASH USED BY FINANCING ACTIVITIES	(65,828)	(18,824)

Effect of exchange rate changes on Cash and cash equivalents	(1,053)	6,877
INCREASE IN CASH AND CASH EQUIVALENTS	32,399	104,800
Cash and cash equivalents at beginning of period	160,559	152,479
Cash and cash equivalents at end of period	$192,958	$257,279

Cash dividends paid per share	$0.51	$0.49

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$276,466	$206,115
Non-controlling interests in subsidiaries’ income (loss)	114	29
Net income including non-controlling interests	276,580	206,144
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(1,054)	21,835
Depreciation and amortization	81,146	80,492
Equity earnings in affiliates, net	(499)	(408)
Pension settlement charges	126,502	8,119
Other non-cash items, net	(21,744)	(5,675)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(65,844)	3,582
(Increase) decrease in inventories	(154,347)	22,751
Increase (decrease) in trade accounts payable	82,394	(17,919)
Net change in other current assets and liabilities	44,379	37,021
Net change in other long-term assets and liabilities	(2,450)	(4,580)
NET CASH PROVIDED BY OPERATING ACTIVITIES	365,063	351,362

INVESTING ACTIVITIES:
Capital expenditures	(62,531)	(59,201)
Acquisition of businesses, net of cash acquired	(156,106)	—
Proceeds from sale of property, plant and equipment	6,781	7,667
Other investing activities	6,500	2,321
NET CASH USED BY INVESTING ACTIVITIES	(205,356)	(49,213)

FINANCING ACTIVITIES:
Net change in borrowings	45,968	(31,760)
Proceeds from exercise of stock options	19,232	17,192
Purchase of shares for treasury	(164,526)	(113,455)
Cash dividends paid to shareholders	(121,851)	(118,118)
Other financing activities	(763)	—
NET CASH USED BY FINANCING ACTIVITIES	(221,940)	(246,141)

Effect of exchange rate changes on Cash and cash equivalents	(2,088)	1,708
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(64,321)	57,716
Cash and cash equivalents at beginning of period	257,279	199,563
Cash and cash equivalents at end of period	$192,958	$257,279

Cash dividends paid per share	$2.04	$1.96

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2021
Net sales	$480,263	$245,529	$118,459	$—	$844,251
Inter-segment sales	30,657	8,071	1,720	(40,448)	—
Total sales	$510,920	$253,600	$120,179	$(40,448)	$844,251

Net income					$74,427
As a percent of total sales					8.8%

EBIT (1)	$40,258	$26,824	$12,320	$(2,355)	$77,047
As a percent of total sales	7.9%	10.6%	10.3%		9.1%
Special items charges (gains) (3)	43,450	1,539	3,238	—	48,227
Adjusted EBIT (2)	$83,708	$28,363	$15,558	$(2,355)	$125,274
As a percent of total sales	16.4%	11.2%	12.9%		14.8%

Three months ended December 31, 2020
Net sales	$386,571	$214,782	$92,441	$—	$693,794
Inter-segment sales	27,734	4,827	1,658	(34,219)	—
Total sales	$414,305	$219,609	$94,099	$(34,219)	$693,794

Net income					$65,078
As a percent of total sales					9.4%

EBIT (1)	$68,456	$4,949	$13,362	$(553)	$86,214
As a percent of total sales	16.5%	2.3%	14.2%		12.4%
Special items charges (gains) (4)	748	10,301	—	—	11,049
Adjusted EBIT (2)	$69,204	$15,250	$13,362	$(553)	$97,263
As a percent of total sales	16.7%	6.9%	14.2%		14.0%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect Rationalization and asset impairment charges of $1,550 primarily in International Welding, pension settlement charges of $43,439 and $2,965 in Americas Welding and The Harris Products Group, respectively, and amortization of the step up in value of acquired inventories of $273 in The Harris Products Group, related to acquisitions.

(4)

Special items in 2020 reflect Rationalization and asset impairment net charges of ($849) and $10,301 in Americas Welding and International Welding, respectively, and pension settlement charges of $1,597 in Americas Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2021
Net sales	$1,824,481	$948,125	$461,574	$—	$3,234,180
Inter-segment sales	140,650	26,331	8,096	(175,077)	—
Total sales	$1,965,131	$974,456	$469,670	$(175,077)	$3,234,180

Net income					$276,466
As a percent of total sales					8.5%

EBIT (1)	$205,902	$90,974	$64,662	$(14,326)	$347,212
As a percent of total sales	10.5%	9.3%	13.8%		10.7%
Special items charges (gains) (3)	123,114	15,234	3,785	1,923	144,056
Adjusted EBIT (2)	$329,016	$106,208	$68,447	$(12,403)	$491,268
As a percent of total sales	16.7%	10.9%	14.6%		15.2%

Year ended December 31, 2020
Net sales	$1,509,870	$786,809	$358,721	$—	$2,655,400
Inter-segment sales	109,378	18,494	7,034	(134,906)	—
Total sales	$1,619,248	$805,303	$365,755	$(134,906)	$2,655,400

Net income					$206,115
As a percent of total sales					7.8%

EBIT (1)	$210,739	$25,575	$55,154	$(5,455)	$286,013
As a percent of total sales	13.0%	3.2%	15.1%		10.8%
Special items charges (gains) (4)	34,989	19,404	—	—	54,393
Adjusted EBIT (2)	$245,728	$44,979	$55,154	$(5,455)	$340,406
As a percent of total sales	15.2%	5.6%	15.1%		12.8%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect pension settlement charges of $123,091, $2,965 and $446 in Americas Welding, The Harris Products Group and International Welding, respectively, Rationalization and asset impairment charges of $9,827 primarily in International Welding, amortization of the step up in value of acquired inventories of $4,984 and $820 in International Welding and The Harris Products Group, respectively, and acquisition transaction costs of $1,923 in Corporate/Eliminations related to acquisitions.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $26,870 and $18,598 in Americas Welding and International Welding, respectively, amortization of the step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $8,119 in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$386,571	$35,759	$—	$56,615	$1,318	$480,263
International Welding	214,782	(1,764)	17,517	29,920	(14,926)	245,529
The Harris Products Group	92,441	4,997	15,073	6,428	(480)	118,459
Consolidated	$693,794	$38,992	$32,590	$92,963	$(14,088)	$844,251

% Change
Americas Welding		9.3%	—	14.6%	0.3%	24.2%
International Welding		(0.8)%	8.2%	13.9%	(6.9)%	14.3%
The Harris Products Group		5.4%	16.3%	7.0%	(0.5)%	28.1%
Consolidated		5.6%	4.7%	13.4%	(2.0)%	21.7%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$1,509,870	$164,595	$—	$136,967	$13,049	$1,824,481
International Welding	786,809	62,033	24,473	70,457	4,353	948,125
The Harris Products Group	358,721	33,772	24,953	44,459	(331)	461,574
Consolidated	$2,655,400	$260,400	$49,426	$251,883	$17,071	$3,234,180

% Change
Americas Welding		10.9%	—	9.1%	0.9%	20.8%
International Welding		7.9%	3.1%	9.0%	0.6%	20.5%
The Harris Products Group		9.4%	7.0%	12.4%	(0.1)%	28.7%
Consolidated		9.8%	1.9%	9.5%	0.6%	21.8%